Exhibit 99.1

AMENDED AND RESTATED GROUP AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Genesco Inc., a Tennessee corporation (the “Company”);

WHEREAS, certain of the undersigned are parties to that certain Group Agreement, dated April 15, 2026 (the “Original Group Agreement”), for the purpose of, among other things, coordinating their activities with respect to the Company;

WHEREAS, (i) Bradley L. Radoff (“Radoff”), (ii) Jumana Capital Investments LLC and Christopher R. Martin (collectively, “Jumana”) and (iii) Westervelt T. Ballard, Jr., Glen W. Herrick, Kashif Molwani and Paula J. Poskon (each a “New Party” and collectively, the “New Parties” and together with Radoff and Jumana, each a “Party” and collectively, the “Parties” or the “Group”) wish to enter into this Amended and Restated Group Agreement (this “Agreement”) to supersede and amend and restate the Original Group Agreement in its entirety; and

WHEREAS, the Parties desire to form a group for the purpose of (i) seeking representation on the Board of Directors of the Company (the “Board”) at the 2026 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) soliciting proxies for the election of certain persons nominated for election to the Board at the Annual Meeting (including those nominated by or on behalf of Radoff or Jumana), (iii) taking all other action necessary to achieve the foregoing and (iv) taking any other actions the Group determines to undertake in connection with their respective investment in the Company (collectively, the “Purposes”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree, on this 24th day of April 2026, as follows:

1.The Original Group Agreement is hereby superseded in its entirety and shall be of no further force or effect.

2.In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein and shall not be responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

3.So long as this Agreement is in effect, each New Party agrees to provide Radoff and Jumana advance written notice prior to effecting any purchase, sale, acquisition or disposition of any securities of the Company which such New Party has, or would have, direct or indirect beneficial ownership so that Radoff and Jumana have an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by any of the New Parties. Each New Party agrees that such New Party shall not undertake or effect any purchase, sale, acquisition or disposition of any securities of the Company without the prior written consent of a representative of each of Radoff and Jumana. Furthermore, no Party shall, without the prior consent of a representative of each of Radoff and Jumana, (i) buy, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 9.99% of the Company's outstanding shares of common stock or (ii) sell, or dispose of any beneficial ownership over, any securities of the Company prior to the Annual Meeting. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

4.So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), Radoff and Jumana of any changes to his, her or its ownership of securities of the Company by 4:15 PM Eastern Time on the date of any such change in ownership of securities of the Company.

5.Each of the undersigned agrees to form the Group for the Purposes as set forth above.

6.Radoff and Jumana hereby agree to jointly pay all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (the “Expenses”) on a percentage basis as follows: (i) Radoff 50% of the Expenses and (ii) Jumana 50% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 6 shall be split by Radoff and Jumana in proportion to the Expenses paid pursuant to this Section 6.

7.Each Party agrees that any filing with the SEC, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of Radoff and Jumana; provided that no statement shall be attributed to any member of the Group without such member’s prior consent. Radoff and Jumana agree to work in good faith to resolve any disagreement that may arise between or among them concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

8.The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use his, her or its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of a representative of each of Radoff and Jumana. Except as provided in Section 3 and Section 4, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

9.This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.

10.This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

11.This Agreement shall terminate on the earliest to occur of (i) the certification of the results of the Annual Meeting or (ii) the mutual written agreement of Radoff and Jumana. Notwithstanding the foregoing, Section 6 (solely with respect to Expenses incurred prior to the termination of this Agreement) and Section 10 shall survive any termination of this Agreement.

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12.Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

13.The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.

14.Each Party acknowledges that Olshan shall act as counsel for each of the Group, Radoff and Jumana relating to their investment in the Company.

15.Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Bradley L. Radoff
Bradley L. Radoff

Jumana Capital Investments LLC

By:	/s/ Christopher R. Martin
	Name:	Christopher R. Martin
	Title:	Manager

/s/ Christopher R. Martin
Christopher R. Martin

/s/ Westervelt T. Ballard, Jr.
Westervelt T. Ballard, Jr.

/s/ Glen W. Herrick
Glen W. Herrick

/s/ Kashif Molwani
Kashif Molwani

/s/ Paula J. Poskon
Paula J. Poskon